EXHIBIT 10.2

GOFBA, INC.

SECURITIES PURCHASE AGREEMENT

Common Stock at $2.50 per Share

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into effective as of the ___th day of ________________, 201_ (the “Effective Date”) by and between Gofba, Inc., a California corporation (the “Company”), and ______________________________________, a(n) __________________ (the “Purchaser”). The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

AGREEMENT

WHEREAS, on October 3, 2017, the Company settled the lawsuit entitled Sharlene Chang, et al. v. Gofba, Inc., et al, Case Number CIV DS 1509468, filed on July 2, 2015 (the “Settlement”);

WHEREAS, under the terms of the Settlement, the Company is obligated to pay the Plaintiffs an aggregate of $1,375,000, with $1,250,000 being due on or before February 27, 2018, and with a portion of the settlement payment being the repayment of funds invested by the Plaintiffs to acquire an aggregate of 477,600 shares of the Company’s common stock (at an effective price of $2.50 per share), which will result in the 477,600 shares of the Company’s common stock being returned to the Company for cancellation once the Settlement payment is paid in full; and

WHEREAS, the Company desires to raise funds to pay the Settlement payment by selling its common stock at $2.50 per share with the goal of the net effect of not increasing the Company’s common stock outstanding after giving effect to the stock sales hereunder and the cancellation of the shares of common stock in the settlement;

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1. PURCHASE OF SHARES: On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to sell, ______________________________ (___________) shares of common stock (the “Shares”) of the Company at a per-share purchase price of Two Dollars and Fifty Cents ($2.50) per share, for a total purchase price of _________________________________ ($___________) (the “Purchase Price”).

2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the purchase and sale of the Shares (the “Closing”) shall be held simultaneous with the execution of this Agreement, or at such other time mutually agreed upon between the constituent Parties (the “Closing Date”). The Closing shall take place at the offices of counsel for the Company set forth in Section 6 hereof, or by the exchange of documents and instruments by mail, courier, facsimile and wire transfer to the extent mutually acceptable to the Parties hereto.

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b) At the Closing:

(i) The Company and the Purchaser shall execute this Agreement, which shall serve as evidence of ownership of the Shares, free from restrictions on transfer except as set forth in this Agreement and under applicable federal and state securities laws. Subsequent to the Closing, at a time chosen by the Company in its sole discretion, the Company will issue a stock certificate to the Purchaser to evidence the Shares.

(ii) The Purchaser shall deliver to the Company the Purchase Price.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER: The Purchaser hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Purchaser represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk. Purchaser acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information. The Purchaser acknowledges that the Purchaser knows the Company’s officers and/or directors, the Company’s business, and has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Purchaser considers necessary in connection with the Purchaser’s investment in the Shares. As a result, the Purchaser is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Purchaser may have had with respect thereto. The Purchaser understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Purchaser’s entire investment;

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(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

The Purchaser has consulted with the Purchaser’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Purchaser in the Shares and the merits and risks of an investment in the Shares.

d) Shares Part of Private Placement. The Purchaser has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Purchaser understands that the Company is relying in part on the Purchaser’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Purchaser’s representations, the Purchaser has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Purchaser has no such intention.

e) Purchaser Not Affiliated with Company. The Purchaser, either alone or with the Purchaser’s professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly (other than as set forth in the Investor Questionnaire attached hereto as Exhibit A); (ii) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Shares; and (iii) has the capacity to protect the Purchaser’s own interests in connection with the Purchaser’s proposed investment in the Shares.

f) Further Limitations on Disposition. Purchaser further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Purchaser shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder as long as the consent of the Company is obtained.

g) Accredited Investor Status (Please check one). Purchaser

_____ is

_____ is not

an “accredited investor” as such term is defined in Rule 501 under the Act because Purchaser either:

(i) has a net worth of at least $1,000,000 (for purposes of this question, Purchaser may include spouse's net worth and may include the fair market value of home furnishings and automobiles, but must exclude from the calculation the value of Purchaser’s primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from net worth calculation)), or

(ii) had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser’s spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

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For purposes of this Agreement, “individual income” means “adjusted gross income” as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse: (i) the amount of any interest income received which is tax‑exempt under Section 103 of the Internal Revenue Code of 1986, as amended, (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long‑term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, “joint income” means, “adjusted gross income,” as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax‑exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long‑term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For the purposes of this Agreement, “net worth” means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

h) Purchaser Qualifications.

(i) If the Purchaser is an individual, the Purchaser is over 21 years of age; and if the Purchaser is an unincorporated association, all of its members are of such age.

(ii) If the Purchaser is a corporation, partnership, employee benefit plan or IRA, the Purchaser was either:

(a) not formed for the purpose of investing in the Shares, has or will have other substantial business or investments, and is (please check one):

_____   an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

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_____ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

_____ each of its shareholders, partners, or beneficiaries is an Accredited Investor; or

_____ the plan is a self-directed employee benefit plan and the investment decision is made solely by a person that is an Accredited Investor; or

_____ a corporation, a partnership, or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

(b) formed for the specific purpose of investing in the Shares, and is an Accredited Investor because each of its shareholders or beneficiaries is an Accredited Investor.

(iii) If the Purchaser is a Trust, the Purchaser was either:

(a) not formed for the specific purpose of investing in the Shares, and is an Accredited Investor because (please check one):

_____ the trust has total assets in excess of $5,000,000 and the investment decision has been made by a “sophisticated person”; or

_____ the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

_____ the undersigned trustee certifies that the trust is an Accredited Investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Investor; or

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_____ the undersigned trustee certifies that the trust is an Accredited Investor because all of the beneficial owners of the trust are Accredited Investors

(b) formed for the specific purpose of investing in the Shares, and the undersigned trustee certifies that the trust is an Accredited Investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Investor.

i) Purchaser Authorization. The Purchaser, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms; and the person signing this Agreement on behalf of the Purchaser is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

j) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Purchaser is not subject to backup withholding because (i) the Purchaser has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Purchaser that he or she is no longer subject to backup withholding.

k) Investor Questionnaire. The Purchaser has accurately completed the Investor Questionnaire attached hereto as Exhibit A and incorporated by reference herein.

l) Litigation Settlement. The Purchaser acknowledges and is aware the proceeds paid hereunder will be used by the Company to pay the Settlement payment as set forth in the Recitals above, and is further aware that if the Company does not pay the Settlement payment in full, the shares of the Company’s common stock to be returned for cancellation under the Settlement may not be returned.

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4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5. INDEMNIFICATION: The Purchaser hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Purchaser’s representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Purchaser’s representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

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6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over San Bernardino County, California, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Gofba, Inc. 3281 East Guasti Road, Suite 700 Ontario, CA 91761 Attn. Anna Chin Facsimile (___) ______________

with a copy to:	Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile (949) 209-2545

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If to Purchaser:	___________________________ ___________________________ ___________________________ ___________________________ Facsimile (___) ______________

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first written above.

“Company”		“Purchaser”

Gofba, Inc.,
a California corporation

By:	Anna Chin	By:
Its:	President	Its:

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Exhibit A

Investor Questionnaire

(to be completed by each Purchaser)

Name: ____________________________	SSN or FEIN: ______________________

Home Phone: ______________________	Email: ____________________________

Work Phone: _______________________

1.	a.	State of Residence: ________________________________________________________
	b.	For how long?____________________________________________________________
	c.	Do you maintain a residence in any other state? _________________________________

2.	In which state(s) do you

	a.	File state income tax returns: ________________________________________________
	b.	Vote: ___________________________________________________________________
	c.	Hold current driver’s license: ________________________________________________
	d.	Maintain a house or apartment: ______________________________________________

3.	What is your present age? ______________________.
What is your date of birth? _____________________

4.	Is your net worth in excess of $1,000,000? (For purposes of this question, you may include your spouse's net worth and may include the fair market value of your home furnishings and automobiles, but excluding from the calculation the value of your primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from your net worth)).

Yes ( ) No ( )

5.	Was your individual gross income during each of the past two years in excess of $200,000?

Yes ( ) No ( )

6.	If your answer to question 5 was yes, do you reasonably anticipate that your gross income for the current year will be in excess of $200,000?

Yes ( ) No ( )

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7.	Was your joint gross income with your spouse in excess of $300,000 in each of the last two years?

Yes ( ) No ( )

8.	If your answer to question 7 was yes, do you reasonably anticipate that your joint gross income with your spouse for the current year will be in excess of $300,000?

Yes ( ) No ( )

9.	Does this investment exceed twenty percent (20%) of your net worth? (For purposes of this question, you may include your spouse's net worth and may include the fair market value of your home furnishings and automobiles, but excluding from the calculation the value of your primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from your net worth)).

Yes ( ) No ( )

10.	Does this investment exceed ten percent (10%) of your net worth? (For purposes of this question, you may include your spouse's net worth and may include the fair market value of your home furnishings and automobiles, but excluding from the calculation the value of your primary residence and the related amount of any indebtedness on primary residence up to the fair market value of the primary residence (any indebtedness that exceeds the fair market value of the primary residence must be deducted from your net worth))

Yes ( ) No ( )

11.	Your estimated gross income for 2017 is:
Less than $75,000 _____ $75,000 - $200,000 _____ Over $200,000 _____

12.	Your gross income for 2016 was:
Less than $75,000 _____ $75,000 - $200,000 _____ Over $200,000 _____

13.	Your gross income for 2015 was:
Less than $75,000 _____ $75,000 - $200,000 _____ Over $200,000 _____

14.	Current estimated Net Worth (exclusive of home, automobiles):
Less than $150,000 _____ $150,000 - $250,000 _____ Over $250,000 _____

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15. Investment Experience:

(A) Please indicate the frequency of your investment in securities that are registered and transferred on one or more of the major United States securities exchanges: Often _____ Occasionally _____ Seldom _____ Never _____.

(B) Please indicate the frequency of your investment in securities which are purchased, sold or transferred in private transactions: Often _____ Occasionally _____ Seldom _____ Never _____

(C) If your answer to (A) or (B) above was Seldom or Never, please provide your qualifications in evaluating the merits and risks of this investment?

16. Describe below any business or personal relationship you have with any affiliates of the officers or directors of the Company or any of its affiliates, subsidiaries or business entities in conjunction with this purchase of Securities in the Company, including a statement of the name of the individual(s)and the length of time you have know such individual(s).

17. Have you participated in any prior investments or other business transactions with the Company or its officers, directors, employees, agents or any of its affiliates?

Yes ( ) No ( ) – If yes, please describe:

18. Do you currently have an equity interest in the Company?

Yes ( ) No ( ) – If yes, please describe:

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